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                                                                    Exhibit 23.1




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of The Timken Company for the registration of 3,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




                                                               ERNST & YOUNG LLP



Canton, Ohio
April 15, 2002